Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 16, 2004

Draper Fisher Associates Fund IV, L.P.

By:	/s/ Tim Draper

Name: Tim Draper
Title: Managing Director

Draper Fisher Management Company IV, LLC

By:	/s/ Tim Draper

Name: Tim Draper
Title: Managing Director

/s/ Timothy C. Draper

Timothy C. Draper

/s/ John H. N. Fisher

John H. N. Fisher

/s/ Stephen T. Jurvetson

Stephen T. Jurvetson

Draper Fisher Partners IV, LLC

By:	/s/ Tim Draper

Name: Tim Draper
Title: Managing Director